Exhibit 99.(h)(4)

The 2023 ETF Series Trust II

August 8, 2025

State Street Bank and Trust Company

One Congress Street, Boston, MA 02114

Attn: Michael Foutes

Re:	Addition of GMO Horizons ETF, GMO Dynamic Allocation ETF, GMO Domestic Resilience ETF, GMO Ultra-Short Income ETF (the “Additional Series”) to The 2023 ETF Series Trust II Agreements

Ladies and Gentlemen:

Reference is hereby made to the following agreements, originally dated as of October 10, 2023, by and between State Street Bank and Trust Company (“State Street”) and The 2023 ETF Series Trust II (the “Trust”): (1) Custody Agreement, (2) Administration Agreement, and (3) Transfer Agency and Service Agreement, each as amended, modified and supplemented from time to time (the “Agreements”).

This is to advise you that the Trust hereby requests that the Additional Series be added to the Agreements and that, accordingly, you act as service provider to the Additional Series under the terms thereof.

For the Custody Agreement, its Appendix A shall be revised and replaced in its entirety with the Custody Agreement Appendix A attached hereto. In addition, with respect to the Custody Agreement, if Class Action Services are selected for the Additional Series, Appendix A will reflect that the Class Action Services Addendum will apply.

For the Administration Agreement, its Schedule A shall be revised and replaced in its entirety with the Administration Agreement Schedule A attached hereto.

For the Transfer Agency and Services Agreement, Schedule A shall be revised and replaced in its entirety with the Transfer Agency and Services Agreement Schedule A attached hereto. In addition, with respect to the Transfer Agency and Service Agreement, if Investor Authorization and Sanctions Screening services are selected for the Additional Series, Appendix A will reflect that the Supplement to the Transfer Agency and Service Agreement will apply.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

THE 2023 ETF SERIES TRUST II ON BEHALF
OF THE GMO U.S. QUALITY ETF

By:	/s/ Douglas Y. Charton
Name:	Douglas Y Charton
Title:	Secretary

AGREED to and ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael Foutes
Name:	Michael Foutes
Title:	Senior Vice President

The 2023 ETF Series Trust II

Custody Agreement – Appendix A

Appendix A

List of Client Entities and Listing Exchanges

Fund Name	Jurisdiction	Listing Exchange	Class Action Services Addendum?
The 2023 ETF Series Trust II	Delaware
GMO U.S. Quality ETF		NYSE
GMO International Quality ETF		NYSE
GMO International Value ETF		NYSE
GMO U.S. Value ETF		NYSE
GMO Systematic Investment Grade Credit ETF		NYSE
GMO Beyond China ETF		NYSE
GMO Horizons ETF		NYSE
GMO Dynamic Allocation ETF		NYSE
GMO Domestic Resilience ETF		NYSE
GMO Ultra-Short Income ETF		NYSE

The 2023 ETF Series Trust II

Administration Agreement – Schedule A

ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s) and Services

Fund Name	Services Selected from Schedule B (check box)

GMO U.S. Quality ETF

GMO International Quality ETF

GMO International Value ETF

GMO U.S. Value ETF

GMO Systematic Investment Grade Credit ETF GMO Beyond China ETF

GMO Horizons ETF

GMO Dynamic Allocation ETF

GMO Domestic Resilience ETF

GMO Ultra-Short Income ETF

☒ Schedule B1 (Fund Administration Treasury Services)

•      Compliance Services (Quarterly IRS Tests and Gross Income Testing) (per fund/per year)

•      Treasury Services (per Fund/per year)

•      Tailored Shareholder Reporting - Standard Tailored Shareholder Reporting: Data and Report Creation (per class/per Year)

☒ Schedule B2 (Fund Administration Tax Services) • Wash Sales (per Fund/per year) - Equity Fund
☒ Schedule B3 (Fund Administration Legal Services) • Legal Administration (N-CSR and N-PX only) (per filing)
☒ Schedule B4 (Fund Accounting Services)

☒ Schedule B6 (N-PORT Services) • N-PORT Services Fees (per Fund/per Year) - Standard N-PORT Reporting Solution (Data and Filing)
If B6 checked, complete Annex I (attached)

The 2023 ETF Series Trust II

Administration Agreement – Schedule A / B6 – ANNEX I

ANNEX I

THE 2023 ETF SERIES TRUST II

Further to the Administration Agreement originally dated as of October 10, 2023 between The 2023 ETF Series Trust II (the “Trust”) and State Street Bank and Trust Company (the “Administrator”), the Trust and the Administrator mutually agree to update this Annex 1 by adding/removing Funds and/or Portfolios as applicable:

Liquidity Risk Measurement Services
THE 2023 ETF SERIES TRUST II	FREQUENCY
N/A	N/A

Form N-PORT Services and Quarterly Portfolio of Investments Services
THE 2023 ETF SERIES TRUST II	Service Type Standard N-PORT Reporting Solution (Data and Filing)
GMO U.S. QUALITY ETF	X
GMO International Quality ETF
GMO International Value ETF
GMO U.S. Value ETF
GMO Systematic Investment Grade Credit ETF
GMO Beyond China ETF
GMO Horizons ETF
GMO Dynamic Allocation ETF
GMO Domestic Resilience ETF
GMO Ultra-Short Income ETF

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

By:	/s/ Douglas Y Charton	By:	/s/ Michael Foutes
Name:	Douglas Y Charton	Name:	Michael Foutes
Title:	Secretary	Title:	Senior Vice President
Address:	GMO, 53 State Street, Suite 3300 Boston, MA 02109	Address:	100 Congress Street, Boston, MA 02114-2016
Date:		Date:

The 2023 ETF Series Trust II

Transfer Agency and Services

Agreement – Schedule A

Schedule A

LIST OF PORTFOLIOS

Fund Name	TA Supplement?
The 2023 ETF Series Trust II
GMO U.S. QUALITY ETF	No
GMO International Quality ETF	No
GMO International Value ETF	No
GMO U.S. Value ETF	No
GMO Systematic Investment Grade Credit ETF	No
GMO Beyond China ETF	No
GMO Horizons ETF	No
GMO Dynamic Allocation ETF	No
GMO Domestic Resilience ETF	No
GMO Ultra-Short Income ETF	No